CONDITIONAL ASSIGNMENT OF CONTRACT


         THIS CONDITIONAL ASSIGNMENT OF CONTRACT (the "Assignment") is made as of this _____ day of April, 1998, by and between:

         ASSIGNOR:         PARKBRIDGE CAPITAL GROUP,INC.
                           16325 Boones Ferry Rd., Suite 106
                           Lake Oswego, OR 97035
                           Attn: Leon D. Meekcoms, President

                           Phone: (503) 699-0800; Fax (503) 699-0442

         ASSIGNEE:         COMMUNITY ACQUISITION AND DEVELOPMENT CORPORATION
                           2637 McCormick Drive, Suite B
                           Clearwater, Florida 33759-1041
                           Attn: Joseph W. Gaynor, President

                           Phone: (813)669-9200      Fax: (813)791-7920


                               W I T N E S S E T H

         WHEREAS, Assignor has heretofore entered into a Purchase Agreement With Escrow Instructions with Brentwood West Partners L.L.P., a registered Arizona limited liability partnership, ("Owner") dated as of the 14th day of April, 1998, and as may be amended subsequently with the prior, written approval of Assignee (collectively, the "Contract"). A complete current copy of the Contract has heretofore been delivered to Assignee and a copy of the executed document without exhibits is attached hereto and identified as Exhibit "A"; and

         WHEREAS, pursuant to the terms of the Contract, Chicago Title Insurance Company ("CTIC"), a Missouri corporation, through its office located at 2415 East Camelback Road, Suite 300, Phoenix, Arizona 85016, Attn: Sam Adkins, shall function as the escrow agent under the Contract ("Escrow Agent"); and

         WHEREAS, pursuant to the terms of the Contract, Assignor (or its assignee) agreed to purchase the real property described therein located in Maricopa County, Arizona (the "Real Property") and associated personal property, contracts, leases, licenses, permits and similar property (collectively, with the Real Property, the "Property"); and

         WHEREAS, Assignor has agreed to assign its rights under the Contract to Assignee, and Assignee has agreed to the Assignment, subject to the conditions herein; and


pb\gaynor\brentwdw\condass3.con
                                        1

         WHEREAS, the parties desire to memorialize their mutual understanding pursuant to the terms and conditions contained herein.

         NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) in hand paid by Assignee to Assignor, the receipt of which is hereby acknowledged by Assignor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee do hereby agree as follows:


         1.  Recitals.   The  above  recitals  are  true  and  correct  and  are
incorporated herein by reference.

         2. Conditional Assignment of Contract. Assignor hereby grants, bargains, sells, assigns, transfers and sets over unto Assignee the Contract for the purchase of the Property described therein, together with all of the Assignor's rights, privileges, duties and obligations set forth therein, subject to and conditioned upon Assignee's fulfillment of all of the requirements set forth both herein and in the "Special Requirements" attached hereto as Exhibit "B" and incorporated herein by reference. Assignee hereby accepts this Assignment subject to and conditioned upon Assignor's fulfillment of all of the requirements set forth both herein and in the "Special Requirements" attached hereto as Exhibit "B" and incorporated herein by reference. By the execution of this Assignment, Assignor does transfer and set over unto Assignee all of its right, title and interest in and to any earnest money heretofore paid by Assignor under the terms of the Contract.

         3. Consideration. In consideration of Assignor's assignment of the Contract, Assignee shall:

                           a. pay (or  cause to be paid) to  Assignor  an amount
(the "Assignment Fee") equal to $525,000.00 in cash, or in operating partnership units of Assignee's affiliate/subsequent assignee, or a combination of both;

                           b. pay in a timely  fashion  directly to Escrow Agent
all deposits required under the Contract, or reimburse (or cause to be reimbursed) Assignor for all deposits, if any, heretofore posted or deposited by Assignor pursuant to the Contract, including those with Escrow Agent (all such amounts, collectively, the "Contract Deposits").

                           Assignee's  obligation to pay the  Assignment Fee and
to reimburse any of the Contract Deposits made by Assignor, if any, shall be conditioned upon the closing of the Property transfer to the Assignee under the Contract. If the Contract is terminated by Assignee, then Assignee shall be under no obligation to pay the Assignment Fee and Assignor shall be under an obligation to return to Assignee the Contract Deposits made by Assignee to Escrow Agent if returned to Assignor rather than Assignee.

         4. Payment of Consideration. The Contract Deposits and the Assignment Fee shall be paid by Assignee as follows:

                           a. The Contract  Deposits  shall be paid  directly to
Escrow Agent as follows:

                                    i.  $200,000.00   representing  the  Initial
Earnest Money under the Contract within three (3) business days after the Contract is executed by both parties thereto. Such Initial Earnest Money Deposit shall be sent to Escrow Agent with written notice that it is sent on behalf of Assignor pursuant to this Assignment and that notice with respect to possible return of such Initial Earnest Money Deposit will be sent by Assignee or Assignor pursuant to this Assignment if Assignee is not satisfied with the condition of the Property; and

                                    ii. $300,000.00  representing the Additional
Earnest Money under the Contract upon the expiration of the Study Period (as defined in the Contract), assuming Assignee is satisfied with the condition of the Property.

                           b. The Assignment Fee shall be payable on the closing
of the Property transfer to the Assignee under the Contract.

         5. Termination of Assignment and Contract; Limited Power of Attorney. If, during the first fifteen (15) days of the Study Period, Assignee determines that it does not want to acquire the Property pursuant to the Contract and this Assignment, Assignee shall immediately notify Assignor that Assignee desires to terminate the Contract and this Assignment and thereafter Assignor shall have five (5) days within which either to:

         (a) pay Assignee the full amount of the Initial Earnest Money plus accrued interest held by Escrow Agent and reassume the role as Buyer under the Contract, including credit for the Initial Earnest Money held by Escrow Agent; or

         (b) notify Escrow Agent and Owner that the Assignor, as Buyer under the Contract, cancels the Contract, and request immediate return of the Initial Earnest Money plus accrued interest (but less the $100.00 Fair Consideration as defined in the Contract) to Assignee (or if Owner or Escrow Agent requires - to Assignor - for immediate transfer to Assignee).

If Assignor elects to proceed under (a) above, Assignee shall sign whatever additional document may be reasonably required by Assignor or a third party to transfer the Initial Earnest Money left with Escrow Agent into Assignor's name following or simultaneous with clearance of full replacement funds being delivered to Assignee.

Upon transfer of the Initial Earnest Money to Assignor as provided in (a) above or termination of the Contract as provided in (b) above, this Assignment shall automatically terminate and the parties shall have no further obligations to the other hereunder or under the Contract.

In connection with this Assignment and the Contract, Assignor hereby makes, appoints and constitutes Assignee as its irrevocable, true and lawful attorney-in-fact, and grants Assignee a limited power of attorney for the purpose of executing any documents necessary to evidence or fulfill any

pb\gaynor\brentwdw\condass3.con
                                        3
obligation of Assignor provided or granted in this Assignment and the Contract, including specifically notifying Owner and Escrow Agent on its behalf of a termination of the Contract, which appointment and grant is coupled with an interest and is irrevocable during the term of the Assignment. Any person dealing with Assignee shall be entitled to rely conclusively on any written or oral statement of Assignee that this limited power of attorney is in effect.


         6. Representations, Warranties and Covenants of Assignor.

                  (a) Assignor represents and warrants that it is a valid Oregon corporation, in good standing under the laws of the State of Oregon, and that Assignor has the power and authority to contract for the purchase of the Property described in the Contract and to execute this Assignment to Assignee.

                  (b) Assignor warrants that there has been no other assignment, pledge, transfer, hypothecation, encumbrance, or other transfer of the rights of the Assignor in and to the Contract, and in and to the Property described therein.

                  (c) Assignor represents that it knows of no conditions, either physical or legal, nor of any hidden defects, which would prevent the Assignee from utilizing the Property to be purchased under the Contract for the purpose stated therein or herein.

                  (d) Assignor represents and covenants that it will direct Owner immediately to send all Property Documents (as defined in the Contract) and similar due diligence materials directly to Assignee for review and will, to the extent required by Owner, execute any receipts therefor on behalf of Assignor and Assignee. Assignor further represents and covenants that it will immediately forward any additional Property Documents and similar due diligence materials sent by Owner to Assignor both before and after the date hereof and will collaborate with Assignee in furnishing any response or assurance required by Owner with respect to the use and disposition of such material.

                  (e) All covenants, conditions and agreements to be performed by Assignor under the Contract have been performed or will be performed as required therein, except those which are not to be performed until after the date hereof, including delivery of the Initial Earnest Money as defined in the Contract, which will be performed by Assignor or Assignee pursuant to the terms of this Assignment.


         7. Representations, Warranties and Covenants of Assignee.

                  (a) Assignee represents and warrants that it is a valid Delaware corporation, in good standing under the laws of the State of Delaware and qualified to do business in the State of Florida, and that Assignee has the power and authority to execute this Assignment with Assignor and to complete the purchase from Owner of the Property described in the Contract pursuant to the terms of the Contract and this Assignment.

pb\gaynor\brentwdw\condass3.con
                                        4

                  (b) All covenants, conditions and agreements to be performed by Assignor under the Contract will be performed by Assignee as required therein and herein, including disposition of the Property Documents and other Confidential Information as required under the Contract.

         8. Transfer of Other Documents. In addition to the assignment of the Contract, the Assignor does grant, bargain, sell, assign transfer and set over unto the Assignee any and all other documents it may have procured from any source subsequent or prior to the execution of the Contract involving the Property described therein, including, without limitation, surveys, title insurance, title searches or title commitments, zoning change applications, and any and all permits that may have been issued by any governmental authority in regard to the Property described in the Contract.


         9. Transfer of Title. Assignor does hereby authorize Assignee to notify Owner to make, execute and deliver to Assignee a good and sufficient Warranty Deed to the Real Property described in the Contract and an Owner's Title
Insurance Policy upon the closing of the Contract as called for therein and herein, and the parties hereto agree that said Deed shall be conveyed from Owner to Assignee with the same power and effect as if executed between Owner and Assignor.

         10. Governing Law; Venue. This Assignment has been executed in part and delivered in the State of Florida and shall be construed and enforced in accordance with, and be governed by the laws of the State of Florida, and shall be enforceable, at the option of Assignee, in a court of competent jurisdiction in Pinellas County or Hillsborough County, Florida, notwithstanding that this Assignment involves a contract covering property located in the State of Arizona.

         11. Severance. The invalidity or unenforceability of any portion of this Agreement shall in no wise affect the remaining provisions and portions hereof.

         12. Successors and Assigns; Binding Effect. This Assignment shall bind and inure to the benefit of the successors and assigns of the parties hereto. Assignee specifically reserves the right to further assign its rights and obligations under this Assignment without the consent of Assignor, but with notice to Assignor and, as needed, to Owner and Escrow Agent.

         13. No Recording; Publication. Neither this Assignment nor any memorandum thereof shall be recorded in the Public Records of Maricopa County, Arizona or elsewhere without the prior written consent of both parties; provided, however, that a copy of this Assignment may be provided by either party to Owner or Escrow Agent (or to a third party who is relying upon the power-ofattorney provision herein) for purposes of confirming the assignment of the Contract to Assignee or the powers of Assignor and Assignee hereunder to terminate the Contract, etc., and a copy may be filed in any proceeding to enforce the terms hereof. If Assignor does not want the consideration provisions hereof, i.e. paragraphs 4 and 15, disclosed to Owner or another third party, Assignor shall deliver two (2) or more originals of a modified/redacted memorandum version of this Assignment to Assignee, executed by Assignor, within ten (10) days of the date hereof for execution by Assignee and use as desired by the parties. Such modified version shall not supersede this Assignment, but

pb\gaynor\brentwdw\condass3.con
                                        5
shall function merely as a memorandum of the other substantive provisions of this Assignment for delivery to third parties.


         14. Notices. Any notice, request, demand, instruction or other document to be given hereunder or pursuant hereto shall be in writing and (I) personally delivered, or (ii) delivered by facsimile transmission, or (iii) delivered by overnight courier service, or (iv) sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed in the Preamble/Recitals of this Assignment. Notice shall be deemed to have been delivered upon receipt by, or (if by United States mail) 72 hours after deposit in the United States mail as provided above addressed to, each addressee provided for above to whom a copy of such notice is to be given.

         15. Brokers and Finders. Assignor shall be responsible for commissions payable to Saguaro Properties, Inc., in the amount of $262,500.00 (to be divided pursuant to separate agreement between them), which shall be payable upon payment to Assignor of the total Assignment Fee. Each party agrees to indemnify and hold the other harmless from and against any loss, damage, or expense resulting from any claim by any other person, firm or corporation based upon their having acted as a broker or finder for or in connection with the transactions contemplated by the Contract and this Assignment for or at the request of such indemnifying party.

         16. Prevailing Party. In the event of any litigation with respect to this Assignment, the party hereto who does not prevail shall be responsible for all costs (e.g., court costs, attorneys' fees (including upon appeal(s), damages, etc.) incurred by the prevailing party.

         17. Further Action. The parties each agree to execute such further documents and to take such further action as may be necessary or desirable to effectuate the intents and purposes of this Assignment and consummate the transaction contemplated herein.

         18. Construction; Captions. Whenever the context so requires, the singular number shall include the plural, and the masculine, feminine and neuter genders shall include the other or others. The paragraph captions used throughout this Assignment are for the purpose of reference only and are not to be considered in the construction of this Assignment or in the interpretation of the rights or obligations of the parties hereto.

         19. Entire Agreement; Amendment. It is agreed that this document contains the entire agreement between the parties and the Assignment shall not be modified in any respect except by an amendment in writing signed by all parties hereto.

         20. Counterparts; Facsimile Signatures. This document may be executed in counterparts each of which, when assembled and conformed, shall be an original Assignment. The parties agree that this document and other instruments and notices described herein may be executed by them in facsimile shall constitute original signatures and shall be binding on the party so signing and shall be accepted by the receiving party provided an original of such signature is provided within a reasonable time thereafter.

pb\gaynor\brentwdw\condass3.con
                                        6

         21. Time. Time is of the essence of this Assignment and each provision hereof.

         22. Covenants and Conditions. Each provision of this Assignment performable by Assignor and Assignee shall be both a covenant and a condition.


         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals the day and year first above written.







Witnesses:                                           ASSIGNOR:

___________________________                 PARKBRIDGE CAPITAL GROUP, INC.,
Print Name:________________                 an Oregon corporation

___________________________                 By:____________________________
Print Name;________________                    Leon D. Meekcoms, President

         ASSIGNEE:
___________________________
Print Name:_______________                  COMMUNITY ACQUISITION AND
                                                     DEVELOPMENT CORPORATION,
                                                     a Delaware corporation
__________________________
Print Name:_______________                  By:_____________________________
                                                Name:_______________________
                                                Title:______________________

STATE OF __________
COUNTY OF__________

         The foregoing instrument was sworn to and acknowledged before me this _____ day of _______________, 1998, by _______________, as _______________ of
PARKBRIDGE CAPITAL GROUP,INC., an Oregon corporation, on behalf of said corporation. He/She is personally known to me or has produced ______________________________ as identification.

My Commission Expires:                        _______________________________
                                              Print Name:____________________

pb\gaynor\brentwdw\condass3.con
                                        7

                                                        NOTARY PUBLIC

STATE OF ______________
COUNTY OF______________

         The foregoing instrument was sworn to and acknowledged before me this _____ day of _______________, 1998, by _______________, as _______________ of
COMMUNITY ACQUISITION AND DEVELOPMENT CORPORATION, a Delaware corporation, on behalf of said corporation. He/She is personally known to me or has produced ______________________________ as identification.

My Commission Expires:
                                                     ___________________________
                                                    Print Name:_________________
                                                    NOTARY PUBLIC

                                   EXHIBIT "B"

                              SPECIAL REQUIREMENTS


         This Assignment shall become unconditional and absolute following the earlier to occur of any of the following:

         (a) The end of twenty (20) days of the Study Period (or such later date that is five (5) days following written notice from Assignee to Assignor that Assignee does not want to acquire the Property pursuant to the Contract and this Assignment), assuming Assignee has notified Assignor that Assignee does not want to acquire the Property; or

         (b) If no such notice of termination is sent by Assignee to Assignor, upon expiration of the Study Period under the Contract and payment of the Additional Earnest Money by Assignee to Escrow Agent under the Contract; or

         (c) At any time, at Assignees's sole election, if Assignee waives the conditions and accepts the Property and Contract "as is" in a written notice to Assignor.

         Upon this Assignment becoming absolute pursuant to the terms hereof, Assignee shall notify Owner and Escrow Agent that the Contract has been assigned completely to Assignee and that Assignee will be the party thereafter, as Buyer under the Contract, determining whether the Contract will be terminated or closed. In particular, if Assignee delivers written notice to Assignor of Assignee's desire to terminate the Contract during the Study Period, but Assignor refuses or fails to so notify Escrow Agent and Owner in a timely manner prior to the end of the Study Period, Assignee shall have the absolute right to notify Escrow Agent and Owner of such termination on its own behalf and as attorney-in-fact for Assignee during the Study Period.


pb\gaynor\brentwdw\condass3.con
C:\My Documents\CONDASS3.doc

                                        8